                                                                    EXHIBIT 99.2
                       TCI SATELLITE ENTERTAINMENT, INC.
                              POST OFFICE BOX
                                DENVER, CO 80217
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

  The undersigned hereby appoints Kenneth G. Carroll and Pamela J. Strauss as Proxies, each with full power to act without the other and each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side hereof, all shares of Series A Common Stock of TCI Satellite Entertainment, Inc. ("TSAT") held of record by the undersigned on January 6, 1998, at the Special Meeting of stockholders to be held on March 6, 1998 or any adjournment thereof, hereby revoking all proxies heretofore given with respect to such stock, upon the proposals identified below and more fully described in the Notice of Special Meeting of Stockholders and Proxy Statement/Prospectus relating to the Special Meeting, receipt of each of which is hereby acknowledged.

  This Proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder.

  IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE PROPOSALS DESCRIBED BELOW AND ON THE REVERSE SIDE. IF ANY OTHER MATTERS ARE PRESENTED TO THE HOLDERS OF COMMON STOCK FOR A VOTE AT THE SPECIAL MEETING, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE BEST JUDGMENT OF THE PERSONS APPOINTED AS PROXIES.

1. PROPOSAL TO APPROVE AND ADOPT (i) the Merger and Contribution Agreement dated as of February 6, 1998 (together with the exhibits and schedules thereto, the "Restructuring Agreement"), among TSAT, PRIMESTAR, Inc. ("New PRIMESTAR"), Time Warner Entertainment Company, L.P. ("TWE"), Advance/Newhouse Partnership ("Newhouse"), Comcast Corporation ("Comcast"), Cox Communications, Inc. ("Cox"), MediaOne of Delaware, Inc. ("MediaOne") and GE American Communications, Inc. ("GE Americom"), (ii) the Asset Transfer Agreement dated as of February 6, 1998 (together with the exhibits and schedules thereto, the "TSAT Asset Transfer Agreement"), between TSAT and New PRIMESTAR, (iii) the Agreement and Plan of Merger dated as of February 6, 1998 (together with the exhibits and schedules thereto, the "TSAT Merger Agreement"), between TSAT and New PRIMESTAR, (iv) each of the other agreements contemplated by the Restructuring Agreement to which TSAT is a party and (v) the transactions contemplated by the Restructuring Agreement, the TSAT Asset Transfer Agreement, the TSAT Merger Agreement and such other agreements (collectively, the "Roll-up Plan"). The Roll-up Plan consists of the Restructuring Transaction (as defined below) and the TSAT Merger (as defined below), with the TSAT Merger expected to occur after the Restructuring Transaction, subject to regulatory approval and other conditions set forth in the TSAT Merger Agreement.

   Pursuant to the Restructuring Agreement, the businesses of TSAT and PRIMESTAR Partners L.P. (the "Partnership"), and the PRIMESTAR(R) distribution businesses of each of TWE, Newhouse, Comcast, Cox and affiliates of MediaOne, will be consolidated into New PRIMESTAR (the "Restructuring Transaction") through the asset transfers and mergers described in the accompanying Proxy Statement/Prospectus. New PRIMESTAR is a newly formed wholly-owned subsidiary of TSAT. As a result of the Restructuring Transaction, TSAT will become a holding company, with no substantial assets or liabilities other than (i) 100% of the outstanding capital stock of Tempo Satellite, Inc. ("Tempo"), a current TSAT subsidiary that holds certain authorizations granted by the Federal Communications Commission and other assets and liabilities relating to a proposed direct broadcast satellite system
            (Continued, and to be signed and dated on reverse side) being constructed by Tempo, (ii) its ownership interest in New PRIMESTAR, and
 (iii) its rights and obligations under the agreements with New PRIMESTAR described in the accompanying Proxy Statement/Prospectus.


 Pursuant to the TSAT Merger Agreement, TSAT will be subsequently merged with and into New PRIMESTAR, with New PRIMESTAR as the surviving corporation (the "TSAT Merger") and, in connection therewith (i) each outstanding share of TSAT Series A Common Stock will be converted into the right to receive one share of New PRIMESTAR Class A Common Stock and (ii) each outstanding share of TSAT Series B Common Stock will be converted into the right to receive one share of New PRIMESTAR Class B Common Stock. As a result of the TSAT Merger, TSAT stockholders on the record date for the TSAT Merger will become stockholders of New PRIMESTAR.

 Consummation of the Restructuring Transaction and the TSAT Merger is subject to certain conditions, including approval and adoption of the Roll-up Plan by the holders of 66 2/3% of the combined voting power of the shares of TSAT Series A Common Stock and TSAT Series B Common Stock, voting together as a single class, and, in the case of the TSAT Merger, regulatory approval and other conditions set forth in the TSAT Merger Agreement. If the Roll-up Plan is approved, the Restructuring Transaction will be consummated prior to the anticipated closing date of the TSAT Merger. There can be no assurance that the TSAT Merger will be consummated, even if the Roll-up Plan is approved and the Restructuring Transaction is consummated.
                      FOR [_]   AGAINST [_]   ABSTAIN [_]

2. PROPOSAL TO APPROVE AND ADOPT the TCI Satellite Entertainment, Inc. 1997 Nonemployee Director Stock Option Plan, and to approve all grants thereunder.
                      FOR [_]   AGAINST [_]   ABSTAIN [_]

3. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the Special Meeting.

                                                                Address Change
 Series A Common Stock                                          and/or Comments
                                                                Mark Here [_]

                                          PLEASE SIGN EXACTLY AS NAME APPEARS
                                          HEREON. WHEN SHARES ARE HELD BY
                                          JOINT TENANTS, BOTH SHOULD SIGN.
                                          WHEN SIGNING AS ATTORNEY, AS EXECU-
                                          TOR, ADMINISTRATOR, TRUSTEE OR
                                          GUARDIAN, PLEASE GIVE FULL TITLE AS
                                          SUCH. IF A CORPORATION, PLEASE SIGN
                                          IN FULL CORPORATE NAME BY PRESIDENT
                                          OR OTHER AUTHORIZED OFFICER. IF A
                                          PARTNERSHIP, PLEASE SIGN IN PARTNER-
                                          SHIP NAME BY AUTHORIZED PERSON.

                                          Dated: _______ , 1998
                                          -------------------------------------
                                                        Signature
                                          -------------------------------------
                                                Signature if held jointly

  PLEASE MARK, SIGN, DATE AND RETURN THE Votes MUST be Indicated (X) In Black PROXY CARD PROMPTLY USING THE ENCLOSED or Blue ink. [_]
                 ENVELOPE

                       TCI SATELLITE ENTERTAINMENT, INC.
                              POST OFFICE BOX
                                DENVER, CO 80217

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

  The undersigned hereby appoints Kenneth G. Carroll and Pamela J. Strauss as Proxies, each with full power to act without the other and each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side hereof, all shares of Series B Common Stock of TCI Satellite Entertainment, Inc. ("TSAT") held of record by the undersigned on January 6, 1998, at the Special Meeting of stockholders to be held on March 6, 1998 or any adjournment thereof, hereby revoking all proxies heretofore given with respect to such stock, upon the proposals identified below and more fully described in the Notice of Special Meeting of Stockholders and Proxy Statement/Prospectus relating to the Special Meeting, receipt of each of which is hereby acknowledged.

  This Proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder.

  IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE PROPOSALS DESCRIBED BELOW AND ON THE REVERSE SIDE. IF ANY OTHER MATTERS ARE PRESENTED TO THE HOLDERS OF COMMON STOCK FOR A VOTE AT THE SPECIAL MEETING, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE BEST JUDGMENT OF THE PERSONS APPOINTED AS PROXIES.

1. PROPOSAL TO APPROVE AND ADOPT (i) the Merger and Contribution Agreement dated as of February 6, 1998 (together with the exhibits and schedules thereto, the "Restructuring Agreement"), among TSAT, PRIMESTAR, Inc. ("New PRIMESTAR"), Time Warner Entertainment Company, L.P. ("TWE"), Advance/Newhouse Partnership ("Newhouse"), Comcast Corporation ("Comcast"), Cox Communications, Inc. ("Cox"), MediaOne of Delaware, Inc. ("MediaOne") and GE American Communications, Inc. ("GE Americom"), (ii) the Asset Transfer Agreement dated as of February 6, 1998 (together with the exhibits and schedules thereto, the "TSAT Asset Transfer Agreement"), between TSAT and New PRIMESTAR, (iii) the Agreement and Plan of Merger dated as of February 6, 1998 (together with the exhibits and schedules thereto, the "TSAT Merger Agreement"), between TSAT and New PRIMESTAR, (iv) each of the other agreements contemplated by the Restructuring Agreement to which TSAT is a party and (v) the transactions contemplated by the Restructuring Agreement, the TSAT Asset Transfer Agreement, the TSAT Merger Agreement and such other agreements (collectively, the "Roll-up Plan"). The Roll-up Plan consists of the Restructuring Transaction (as defined below) and the TSAT Merger (as defined below), with the TSAT Merger expected to occur after the Restructuring Transaction, subject to regulatory approval and other conditions set forth in the TSAT Merger Agreement.

 Pursuant to the Restructuring Agreement, the businesses of TSAT and PRIMESTAR Partners L.P. (the "Partnership"), and the PRIMESTAR(R) distribution businesses of each of TWE, Newhouse, Comcast, Cox and affiliates of MediaOne, will be consolidated into New PRIMESTAR (the "Restructuring Transaction") through the asset transfers and mergers described in the accompanying Proxy Statement/Prospectus. New PRIMESTAR is a newly formed wholly-owned subsidiary of TSAT. As a result of the Restructuring Transaction, TSAT will become a holding company, with no substantial assets or liabilities other than (i) 100% of the outstanding capital stock of Tempo Satellite, Inc. ("Tempo"), a current TSAT subsidiary that holds certain authorizations granted by the Federal Communications Commission and other assets and liabilities relating to a proposed direct broadcast satellite system
            (Continued, and to be signed and dated on reverse side) being constructed by Tempo, (ii) its ownership interest in New PRIMESTAR, and
 (iii) its rights and obligations under the agreements with New PRIMESTAR described in the accompanying Proxy Statement/Prospectus.

 Pursuant to the TSAT Merger Agreement, TSAT will be subsequently merged with and into New PRIMESTAR, with New PRIMESTAR as the surviving corporation (the "TSAT Merger") and, in connection therewith (i) each outstanding share of TSAT Series A Common Stock will be converted into the right to receive one share of New PRIMESTAR Class A Common Stock and (ii) each outstanding share of TSAT Series B Common Stock will be converted into the right to receive one share of New PRIMESTAR Class B Common Stock. As a result of the TSAT Merger, TSAT stockholders on the record date for the TSAT Merger will become stockholders of New PRIMESTAR.

 Consummation of the Restructuring Transaction and the TSAT Merger is subject to certain conditions, including approval and adoption of the Roll-up Plan by the holders of 66 2/3% of the combined voting power of the shares of TSAT Series A Common Stock and TSAT Series B Common Stock, voting together as a single class, and, in the case of the TSAT Merger, regulatory approval and other conditions set forth in the TSAT Merger Agreement. If the Roll-up Plan is approved, the Restructuring Transaction will be consummated prior to the anticipated closing date of the TSAT Merger. There can be no assurance that the TSAT Merger will be consummated, even if the Roll-up Plan is approved and the Restructuring Transaction is consummated.
                      FOR [_]   AGAINST [_]   ABSTAIN [_]

2. PROPOSAL TO APPROVE AND ADOPT the TCI Satellite Entertainment, Inc. 1997 Nonemployee Director Stock Option Plan, and to approve all grants thereunder.
                      FOR [_]   AGAINST [_]   ABSTAIN [_]

3. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the Special Meeting.


                                                              Address Change
 Series B Common Stock                                        and/or Comments
                                                              Mark Here [_]

                                          PLEASE SIGN EXACTLY AS NAME APPEARS
                                          HEREON. WHEN SHARES ARE HELD BY
                                          JOINT TENANTS, BOTH SHOULD SIGN.
                                          WHEN SIGNING AS ATTORNEY, AS EXECU-
                                          TOR, ADMINISTRATOR, TRUSTEE OR
                                          GUARDIAN, PLEASE GIVE FULL TITLE AS
                                          SUCH. IF A CORPORATION, PLEASE SIGN
                                          IN FULL CORPORATE NAME BY PRESIDENT
                                          OR OTHER AUTHORIZED OFFICER. IF A
                                          PARTNERSHIP, PLEASE SIGN IN PARTNER-
                                          SHIP NAME BY AUTHORIZED PERSON.

                                          Dated: _______ , 1998
                                          -------------------------------------
                                                        Signature
                                          -------------------------------------
                                                Signature if held jointly

PLEASE MARK, SIGN, DATE AND RETURN THE    Votes MUST be Indicated (X) In Black
PROXY CARD PROMPTLY USING THE ENCLOSED    or Blue ink. [_]
               ENVELOPE